Exhibit 32.1

Certification of CEO and CFO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Research In Motion Limited (the “Registrant”) on Form 40-F for the year ended March 2, 2013, as filed with the Commission on the date hereof (the “Report”), Thorsten Heins, as Chief Executive Officer of the Registrant, and Brian Bidulka, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Thorsten Heins
Name: Thorsten Heins
Title: Chief Executive Officer
Date: March 28, 2013

/s/ Brian Bidulka
Name: Brian Bidulka
Title: Chief Financial Officer
Date: March 28, 2013

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.